UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2026

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2026, Oncotelic Therapeutics, Inc. (the “Company” or “Our”) entered into a Securities Purchase Agreement (the “2026 Pacific Pier SPA 2”), with Pacific Pier Capital II, LP (“Pacific Pier”), and the Company issued a convertible promissory note in the aggregate gross principal amount of $178,410 (the “2026 Pacific Pier Note 2”). The 2026 Pacific Pier Note 2 is convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

The 2026 Pacific Pier Note 2 has an original issue discount of 12%, carries an interest rate of 12% per annum and matures on the earlier of (a) the one-year anniversary of the date of the 2026 Pacific Pier SPA 2, or (b) the acceleration of the maturity of the 2026 Pacific Pier Note 2 by Pacific Pier upon occurrence of an Event of Default (as defined below) or (c) on prepayment in full. The 2026 Pacific Pier Note 2 contains a voluntary conversion mechanism whereby Pacific Pier may convert the outstanding principal and accrued interest under the terms of the 2026 Pacific Pier Note 2 into shares of Common Stock (the “Conversion Shares”), at a fixed price of $0.06 per share (the “Conversion Price”) or 85% of the lowest traded price of the Common Stock on the Principal Market on any Trading Day during the ten (10) Trading Days prior to the respective Conversion Date, subject to adjustments upon the occurrence of certain corporate events. The Company also issued 500,000 shares of Common Stock of the Company as commitment shares (“Commitment Shares”) to Pacific Pier. Prepayment of the 2026 Pacific Pier Note 2 may be made at any time prior to six months of the date of the 2026 Pacific Pier Note 2, with three trading days prior written notice to the respective holder, by payment of the then outstanding principal amount plus accrued and unpaid interest and reimbursement of such holder’s administrative fees. The 2026 Pacific Pier Note 2 contains customary events of default (each an “Event of Default”). If an Event of Default occurs, at the respective holder’s election, the outstanding principal amount of the 2026 Pacific Pier Note 2, plus accrued but unpaid interest, will become immediately due and payable in cash and at a default interest at 16%.

The foregoing descriptions of the 2026 Pacific Pier SPA 2 and the 2026 Pacific Pier Note 2 are qualified in their entirety by reference to the full text of the form of such agreements, copies of which are attached as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, above.

Item 3.02	Unregistered Sale of Equity Securities.

See Item 1.01. The issuance of the 2026 Pacific Pier Note 2 and the Commitment Shares are exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

10.1	Securities Purchase Agreement	Filed herewith
10.2	Convertible Promissory Note	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: August 4, 2026		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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